UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 5, 2014

Emerge Energy Services LP

(Exact name of registrant as specified in its charter)

Delaware	001-35912	90-0832937
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or	File Number)	Identification No.)
organization)

180 State Street, Suite 225

Southlake, Texas 76092

(Address of principal executive office) (Zip Code)

(817) 488-7775

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 5, 2014, the board of directors of Emerge Energy GP, LLC (the “General Partner”), the general partner of Emerge Energy Services LP (the “Partnership”), adopted a second amendment to the employment letter with Robert Lane, Chief Financial Officer of the General Partner (the “Second Amendment”).

Under the Second Amendment, Mr. Lane’s annual base salary was increased to $275,000, effective July 1, 2014. In addition, under the Second Amendment, Mr. Lane acknowledged (i) that he participated in two long-term incentive programs with respect to 2013, under which he is eligible to receive a cash payment of $146,096, subject to his continued employment through December 31, 2015 and (ii) that the long-term incentive programs in which he was eligible to participate for 2014 and 2015 are canceled and terminated.

The Second Amendment also provides that Mr. Lane will be granted, on each of December 31, 2014 and December 31, 2015 (subject to his continued employment through the applicable grant date), a phantom unit award covering a number of the Partnership’s units equal to $275,000, divided by the per-share closing price of a unit on August 29, 2014. Each phantom unit award will vest in full on December 31, 2015, subject to Mr. Lane’s continued employment, and the phantom unit award granted in 2014 will accelerate and vest in full immediately prior to a “change in control” (as defined in the Partnership’s 2013 Long-Term Incentive Plan).

The foregoing description of the Second Amendment is not complete and is qualified in its entirety by reference to the full text of the Second Amendment, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Second Amendment to Employment Letter, dated August 5, 2014, between Emerge Energy Services GP LLC and Robert Lane.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Emerge Energy Services LP

	By:	Emerge Energy Services GP LLC,
its general partner

Dated: August 11, 2014	By:	/s/ Rick Shearer
		Name:	Rick Shearer
		Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Second Amendment to Employment Letter, dated August 5, 2014, between Emerge Energy Services GP LLC and Robert Lane.